As filed with the Securities and Exchange Commission on December 20, 2011
Commission File Number: 333-178206
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Amendment No. 1 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SAFEDOX, INC. (Exact name of registrant as specified in its charter)
Wyoming (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	45-2024931 (I.R.S. Employer Identification No.)
11801 Pierce Street, Second Floor, Riverside, California 92505
Telephone: (951) 710-3090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manoj Patel, 11801 Pierce Street, 2nd Floor, Riverside, California 92505 Telephone: (951) 710-3090 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to: Eric Newlan, Esq. Newlan & Newlan, Ltd. 800 Parker Square, Suite 205, Flower Mound, Texas 75028 Telephone: (972) 899-4070 Facsimile: (877) 796-3934

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer’ and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.0001 par value per share	2,947,671 shares (3)	$3.00	$8,843,013	$1,026.67
TOTALS	2,947,671 shares	$8,843,013	$1,026.67 *
(1)
In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined arbitrarily by our Board of Directors. The non-affiliate selling shareholders may sell shares of our common stock at a fixed price of $3.00 per share until our common stock is quoted on the OTC Bulletin Board (OTCBB) and thereafter at prevailing market prices or privately negotiated prices; the affiliate selling shareholders, one officer and a promoter, who are considered underwriters, must offer their shares at a fixed price of $3.00 per share even if our shares are quoted on the OTCBB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

(3)	Existing Shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                           Subject to completion, dated December 20, 2011

SAFEDOX, INC.

2,947,671 Shares By Existing Shareholders
We are registering for resale 2,947,671 shares of our common stock by Selling Shareholders. Our company will not derive any funds from sales of common stock by the Selling Shareholders.
Non-affiliate Selling Shareholders	Affiliate Selling Shareholders
Non-affiliate Selling Shareholders are offering a total of 1,947,681 shares and will sell such shares at a fixed price of $3.00 per share, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Each of the Non-affiliate Selling Shareholders may be deemed to be an “underwriter”.

Affiliate Selling Shareholders (both of our officers) are offering a total of 1,000,000 shares at a fixed price of $3.00 per share. As these Affiliate Selling Shareholders are considered underwriters, they are required to offer their shares at the fixed price of $3.00 per share, even after our common stock is quoted on the OTCBB.

There has never been a market for our common stock and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”). We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our common stock will develop.

INVESTING IN OUR COMMON STOCK INVOLVES VERY HIGH RISKS. SEE "RISK FACTORS", BEGINNING ON PAGE __.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

Dealer Prospectus Delivery Obligation
Until _________________ (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to completion, the date of this Prospectus is December 20, 2011.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this Prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

              The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read this Prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the notes thereto. You should also review the other available information referred to under “Where You Can Find More Information”, as well as any amendment or supplement hereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to SafedoXTM, Inc., a Wyoming corporation.

The Issuer

              We incorporated in the State of Wyoming on May 2, 2011, under the name SafedoXTM, Inc. On May 3, 2011, we acquired our predecessor company, mind3power Inc., a California corporation (“M3P”), pursuant to a Plan and Agreement of Merger that has been accounted for as a reorganization, whereby M3P merged with and into SafedoXTM, Inc. and ceased its separate existence. M3P and SafedoXTM are considered to be entities under common control at the time of the merger and the financial data presented herein encompasses the period from inception of M3P (January 4, 2011) through our fiscal year end of July 31, 2011. SafedoXTM, Inc. carries on the business operations of M3P uninterrupted. Further, the plan of business of M3P has been adopted as the plan of business of SafedoXTM, Inc.

              We have developed and have begun to market our proprietary computer security software products. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from our SafedoXTM security software product sales.

Securities Offered

              This Prospectus relates to the resale of 2,947,671 shares of our common stock by the Selling Shareholders. (See “Plan of Distribution”).

              Non-affiliate Selling Shareholders. Non-affiliate Selling Shareholders are offering a total of 1,947,671 shares and will sell such shares at a fixed price of $3.00 per share, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

              Affiliate Selling Shareholders. Affiliate Selling Shareholders (one of our officers and a promoter) are offering a total of 1,000,000 shares at a fixed price of $3.00 per share. As these Affiliate Selling Shareholders are considered underwriters, they are required to offer their shares at the fixed price of $3.00 per share, even after our common stock is quoted on the OTCBB.

No Public Market

              There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our common stock will make it difficult to sell your shares. We intend to have a market maker file an application with FINRA for our common stock to become eligible for trading on the OTCBB.

Duration of Offering

              This offering by the Selling Shareholders will terminate on the earlier of the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act and the date on which all shares offered by this Prospectus have been sold by the Selling Shareholders.

Shares Outstanding

              There are 28,296,976 shares of our common stock issued and outstanding as of the date of this Prospectus. Following this offering, there will be 28,296,976 shares of our common stock issued and outstanding.

Offering Proceeds

              Our company will not derive any funds from sales of common stock by the Selling Shareholders.

Use of Proceeds

              Our company will not derive any funds from sales of common stock by the Selling Shareholders.

Risk Factors

              An investment in our common stock involves a high degree of risk. You should carefully consider the information included in the “Risk Factors” section of this Prospectus, as well as the other information contained in this Prospectus, prior to making an investment decision regarding our common stock.

SUMMARY FINANCIAL INFORMATION

              The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the financial statements and notes thereto, beginning on page F-1 of this Prospectus. The Balance Sheet Data and the Statement of Operations Data presented below is derived from our audited financial statements.
Balance Sheet Data	As at 10/31/11 (unaudited)	As at 7/31/11
Current assets Total assets Total liabilities Stockholders’ equity	$294,450 $299,171 $38,145 $261,026	$339,183 $340,295 $38,145 $302,150

Statement of Operations Data	Three Months Ended 10/31/11 (unaudited)	Period from Inception (1/4/11) through 10/31/11 (unaudited)
Revenues Operating expenses Net loss Net loss per share	$ --- $342,192 $342,052 $(0.0123)	$ --- $702,756 $702,556

RISK FACTORS

              An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

In General

Uncertainty about future economic conditions and other adverse changes in general political conditions could adversely affect our operating results.

              Uncertainty about future economic and political conditions makes it difficult for us to forecast operating results. If economic growth in the U.S. and other countries slows further or does not improve or gets worse, many potential customers may delay or reduce purchases on products such as our SafedoXTM security software products. This could result in a reduction in our sales. Also, political instability in any of the major countries in which we might do future business would also likely harm our future results of operations and financial condition.

Risks Concerning Our Business

Our lack of operating history makes it difficult to predict our future operating results.

              Neither our company nor our predecessor, mind3power, Inc., has an operating history in the computer software industry upon which you can evaluate our business, which makes a purchase of our common stock speculative in nature.

There are risks and uncertainties encountered by early-stage companies in rapidly evolving markets, such as the computer software market.

              We cannot assure you that, in the rapidly evolving and highly competitive computer software industry, we will be able to overcome our lack of brand name recognition and be successful in preventing our SafedoXTM security software products from becoming obsolete.

We may not be successful in establishing our security software sales business model.

              We have recently begun to market our SafedoXTM security software products. We cannot assure you that we will be successful in these efforts. Should we fail to implement successfully our business plan, purchasers of common stock can expect to lose their entire investments.

We may never earn a profit.

              Because we lack a long-term operating history, we cannot assure you that we will ever earn a profit from our operations.

We may be unable to obtain sufficient capital to pursue our growth strategy.

              Currently, we possess sufficient capital to support for operations through at least March 2012, including capital with which to implement our marketing plan. However, as of the date of this Prospectus, we lack the capital with which to implement our complete marketing plan. There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

              In the future, we may experience rapid growth in operations, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we do not manage future expansion effectively, our business will be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on our two officers; the loss of either of these officers could disrupt our operations and adversely affect the development of our business.

              Our success in establishing our business plan will depend on the continued service and on the performance of our President, Manoj Patel, and our Executive Vice President, James F. Lay, and, as we grow, other executive officers and key employees. We have entered into an employment agreement with each of Messers. Patel and Lay. The loss of services of these key personnel for any reason could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

              Much of our future success depends on the continued service and availability of our senior management. These individuals possess specialized knowledge and skills with respect to our SafedoXTM security software products. The loss of these individuals could harm our business. Our business is also dependent on our ability to retain, hire and motivate talented, highly-skilled personnel. Experienced personnel in the information technology industry are in high demand and competition for their talents is intense. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regards to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

              We have not commissioned any independent market studies concerning the computer software industry. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management and upon other available information concerning the computer software industry. If our management’s assumptions prove to be incorrect, we will not be successful in establishing our computer software business.

We may not be able to compete effectively in our industry.

              The computer software industry, including the security software market segment, is highly competitive. As there are few barriers to entry, the industry has a high number of product offerings, including those within the security software market segment. Many of our expected competitors possess substantially greater resources, financial and otherwise, than do we. We cannot assure you that we will be able to compete successfully in our markets.

Introduction of new products by competitors could harm our competitive position and results of operations.

              The market for our security software products is characterized by intense competition, evolving industry standards and business and distribution models, disruptive software and hardware technology developments, frequent new product introductions, short product life cycles, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of consumers. Our future success will depend, first, on our ability to gain name brand recognition and user subscriptions, and, next, on our ability to enhance our existing products, introduce new products and services on a timely and cost-effective basis, meet changing customer needs and anticipate and respond to emerging standards, business models, software delivery methods and other technological changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, recent intra-industry consolidations may result in stronger competitors and may, therefore, impair our ability to expand our current operations and harm our future results of operations.

Revenue from our product sales may be difficult to predict.

              We sell our SafedoXTM security software products on a subscription basis, which subscription periods are generally one month to one year in length. While our subscriptions contain automatic renewal terms, our customers have no obligation to renew their subscriptions for our SafedoXTM security software products after the expiration of their initial subscription periods and there is no assurance that these subscriptions will be renewed. It is possible that our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their satisfaction or dissatisfaction with our SafedoXTM security software products, the prices of our subscriptions, the prices of products offered by our competitors, reductions in our customers’ spending levels or declines in consumer Internet activity as a result of economic downturns or uncertainty in financial markets. If our customers do not renew their subscriptions for our SafedoXTM security software products or if they renew on less favorable terms to us, our revenues may decline.

We have not filed for patent protection.

              Because we have not filed for patent protection with respect to the intellectual property embodied in our SafedoXTM security software products, we may be unable to defend our rights to such intellectual property. Any such inability would have a materially detrimental impact on our operating results.

It is likely that we will be required to obtain an export license for our products.

              Due to the strength of the encryption technology associated with our products, we expect that our products will be subject to export control laws and regulations. Specifically, in such circumstance, we will be required to apply for an export license from the Bureau of Industry and Security within the U.S. Department of Commerce. While we expect that we will be able to obtain an export license with respect to our products, there is no assurance that such will be the case. Our inability to obtain an export license with respect to our products can be expected to have a negative effect on our future operating results.

We may incur substantial costs enforcing intellectual property rights and/or defending against third-party claims, as a result of litigation or other proceedings.

              In connection with the enforcement of our own intellectual property rights or disputes relating to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may, in the future, be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation are typically very costly and can be expected to be disruptive to our business operations by diverting the attention and energies of management and key technical personnel. We may not prevail in any such future litigation and disputes.

We may not be able to protect our intellectual property rights from third-party infringers or unauthorized copying, use or disclosure.

              Although we are committed to defending our intellectual property rights and combating unlicensed copying and use of our software and intellectual property rights, preventing unauthorized use or infringement of our rights is inherently difficult. If our SafedoXTM security software products are victimized by piracy activities, our business would be harmed.

              Additionally, we take significant measures to protect the secrecy of our confidential information and trade secrets, including our source codes. If unauthorized disclosure of our confidential information and trade secrets occurs through security breach or attack, or otherwise, we could potentially lose future trade secret protection for that source code. The loss of future trade secret protection could make it easier for third-parties to compete with our products by copying functionality, which could adversely affect our future revenue and operating margins. We also seek to protect our confidential information and trade secrets through the use of non-disclosure agreements with our customers, contractors and vendors. However, there is a risk that our confidential information and trade secrets may be disclosed or published without our authorization, and, in these situations, it may be difficult and/or costly for us to enforce our rights.

Security vulnerabilities in our products and systems could lead to reduced revenues or to liability claims.

              Maintaining the security of computers and computer networks is a critical issue for us and our customers. Hackers may develop and deploy viruses, worms and other malicious software programs that are designed to attack our products and systems, including our internal network. This is an industry-wide problem that affects computers and products across all information technology platforms. Any vulnerabilities that might exist in our products could cause the application to crash and could potentially allow an attacker to take control of the affected system.

              We take significant steps to address potential security vulnerabilities in our security software products. The cost of these steps could, in the future, reduce our operating margins. Despite our efforts, actual or perceived security vulnerabilities in our security software products may lead to claims against us and harm our reputation, and could lead some customers to seek to cancel their subscriptions for our security software products, to reduce or delay future purchases of our products or to use competing products. Any of these actions by customers could adversely affect our revenue.

Application of our SafedoXTM security software products provides us with access to our subscribers’ computers.

              Because our SafedoXTM security software products provide us access to our subscribers’ computers, it could be perceived by potential customers as a means of obtaining confidential and secret information from such customers’ computers. Although we do not seek to obtain such information from our customers, this perception could have a material adverse affect on our ability to market successfully our SafedoXTM security software products.

Risks Related to this Offering

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

              A purchase of our common stock is highly speculative and involves significant risks. The common stock should not be purchased by any person who cannot afford the loss of his entire purchase price. The business objectives of our company are also speculative, and we may be unable to satisfy those objectives. Our shareholders may be unable to realize a substantial, or any, return on their investments and may lose their entire investments.

Risks Related to Our Common Stock

Currently, there is no public market for our common stock; there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading.

              Prior to the date of this Prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We intend to have a market maker file an application with FINRA on our behalf for the quotation of our common stock on the OTCBB maintained by FINRA prior to the effectiveness of the registration statement of which this Prospectus is a part. There can be no assurance as to whether a market maker will actually file the application or that, if filed, such application will be accepted by FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

The market price for our common stock may be volatile.

              Our common stock is unlikely to be followed by any market analysts and it can be expected that there may be few institutions that will act as market makers for our common stock. The existence of either of these circumstances could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions therein.

              In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our Board of Directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common stock.

              We are authorized to issue up to 5,000,000 shares of preferred stock, $.0001 par value. As of the date of this Prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

We do not intend to pay dividends on our common stock.

              We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

If you purchase shares of our common stock, you should expect to experience substantial dilution of your investment.

              While we are unable to predict the exact dilution of an investment in our common stock, purchasers of our common stock may suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the expected market price per share of our common stock. (See “Dilution”).

Purchasers of common stock hereunder will suffer dilution in their ownership, should our currently outstanding warrants be exercised by their holders.

              Currently, we have outstanding 3,057,520 currently exercisable warrants to purchase a like number of shares of our common stock. Purchasers of common stock hereunder will suffer dilution in their ownership, to the extent any of these warrants are exercised by their holders. However, the exact dilution in ownership cannot be predicted by us.

As a public company, we will incur audit fees and legal fees in connection with the preparation of our required financial reporting under the Exchange Act, which costs could reduce or eliminate our ability to earn a profit.

              Following the effective date of our registration statement of which this Prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act, including the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will be required to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will be required to review and assist in the preparation of such reports. While the fees charged by these professionals for their services cannot be accurately predicted at this time, it can be expected that these fees will have a significant impact on our ability to earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common stock.

              FINRA has adopted rules that relate to the application of the SEC’s “penny stock” rules in trading our securities and require that a broker-dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

              Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers-dealers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, thereby reducing a shareholder’s ability to resell shares of our common stock.

We anticipate our common stock being quoted on the OTCBB, which may result in limited liquidity and the inability of our shareholders to maintain accurate price quotations of the common stock.

              Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB, as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to, the price of our common stock.

If a market develops for our common stock, sales of our common stock in reliance upon Rule 144 may depress prices in that market by a material amount.

              All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides, in essence, that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company’s outstanding common stock. The alternative amount of permissible sales, average weekly trading volume during the four calendar weeks prior to the sale, is not available to our shareholders in that the OTCBB (if and when listed thereon) is not an “automated quotation system”. Market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the 2008 revisions to Rule 144, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a shareholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present shareholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted by virtue of state securities “Blue Sky” laws, which prohibit trading absent compliance with individual state laws; these restrictions may make it difficult or impossible to sell shares of our common stock in those states.

              There is no public market for our common stock and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions (commonly referred to as “Blue Sky” laws). Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify our common stock for resale in the approximately 17 states which do not offer “manual exemptions” and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Any market that develops in shares of our common stock will be subject to the “penny stock” restrictions which will create a lack of liquidity and make trading difficult or impossible.

              SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered a “penny stock” for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

              In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

              The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

                •           the basis on which the broker-dealer made the suitability determination; and

                •           that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

              Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

              Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock. (See “Penny Stock” under “Plan of Distribution”).

The elimination of monetary liability against our directors, officers and employees under Wyoming law and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

              Our Articles of Incorporation contain a specific provision that eliminates the liability of directors for monetary damages to our company and our shareholders. Further, we intend to give such indemnification to our directors and officers to the extent provided by Wyoming law. We may also have contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and our shareholders.

              We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless, in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market for, and price of, our common stock, if such a market ever develops.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN SAFEDOX, INC.

DETERMINATION OF OFFERING PRICE

              As a result of there being no established public market for our common stock, the offering price and other terms and conditions relative to our common stock have been arbitrarily determined by our Board of Directors and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the common stock or the fairness of the offering price used for the common stock.

USE OF PROCEEDS

              We will not receive any of the proceeds from the sale of the common stock offered by the Selling Shareholders. We are registering 2,947,671 of our 28,296,976 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

PLAN OF DISTRIBUTION

              In May 2011, we issued a total of 26,000,000 shares of our common stock for consideration other than cash, as follows:

                •           21,100,000 shares were issued to our officers and directors, Manoj Patel (10,550,000 shares) and James F. Lay (10,550,000 shares), pursuant to the merger of mind3power, Inc. into our company, which shares were valued for financial reporting purposes at $2,110 ($.0001 per share);

                •           900,000 shares were issued in payment of an existing $300 loan ($.0003 per share); and

                •           4,000,000 shares were issued to third-party consultants under four separate agreements, in payment of $11,000 ($0.002 and $0.005 per share) of consulting services.

              Also in May 2011, we issued 350,000 shares to nine persons for a total of $105,000 ($.30 per share) in cash. These shares were issued under ten separate stock purchase agreements.

              In June 2011, we issued 1,287,600 shares to seven persons for a total of $386,280 ($.30 per share) in cash. These shares were issued in a private offering pursuant to Rule 506 of Regulation D under the Securities Act. Each investor therein represented in writing that he was acquiring the shares for his own account and for investment.

              In August 2011, we issued 35,000 shares to two third-party consultants under separate consulting agreements, in payment of a total of $10,500 ($.30 per share) of consulting services. In addition, we issued a total of 10,376 shares to two persons as finder’s fees under written agreements, which shares were valued, in the aggregate, at $31,128 ($3.00 per share).

              In September 2011, we issued 143,000 shares to four persons for a total of $143,000 ($1.00 per share) in cash. These shares were issued under four separate stock purchase agreements. In addition, we issued 21,000 shares to a consultant under a consulting agreement, in payment of a total of $6,300 ($.30 per share) of consulting services.

              In October 2011, we issued 350,000 shares to two third-party consultants under separate consulting agreements, in payment of a total of $105,000 ($.30 per share) of consulting services.

              In November 2011, we issued 100,000 shares to a third-party consultant under a consulting agreement, in payment of $30,000 ($.30 per share) of consulting services, and we issued 100,000 shares to one person for $100,000 ($1.00 per share) in cash under a stock purchase agreement.

              No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

              The common stock offered under this Prospectus by the Selling Shareholders may be sold from time to time for the account of the Selling Shareholders named in the following table. The table also contains information regarding each Selling Shareholder’s beneficial ownership of shares of our common stock as of the date of this Prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

              Other than the relationships described below, none of the Selling Shareholders had or has any material relationship with our company. None of the Non-affiliate Selling Shareholders is a family member of the current officers and directors of our company.

              The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of the date of this Prospectus, as well as the number of shares of common stock covered by this Prospectus.
Prior to this Offering	After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned	% Bene-ficially Owned (1)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares Beneficially Owned	% Bene-ficially Owned (1)
Manoj Patel
James F. Lay
Vern C. Moter
David Loflin
Newlan & Newlan, Ltd. (2)
Global Interactive Network
    Services, Inc. (3)
Gerald Harms
IAM&W Services, LLC (4)
JATN Family Limited
    Partnership (5)
James Parker
Gaylene J. Smith and
    Donald A. Smith
Larry S. Thomas
New Beginnings Life Center,
    LLC, dba Imperial Heights (6)
Dawn E. Graeff
Bharatkumar D. Patel (8)
Mahesh S. Patel (7)
Jack Domet and
    Angela Domet
Leala M. Anajafi
Matthew S. Quesada
Mukesh S. Patel (7)
Daffron Marketing
Justin Beauchane
Tom Powell and Susan Powell
Ryan Rafferty
Jim Belanger
Daniel S. Jacoby V
Gumption Enterprises (17)
Officer/Director Officer/Director N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A
11,550,000(9)
11,550,000(9)
1,200,000(10)
1,200,000(10)
1,200,000(10)
198,000(11)

150,000(12)
417,120(13)
182,500(14)

120,000(15)
180,000(14)

300,000(16)
116,667

33,333
33,333
50,000
33,333

16,667
16,667
33,333
25,000
117,876
43,000
21,000
100,000
100,000
100,000
	36.84% 36.84% 3.83% 3.83% 3.83% * * 1.33% * * * * * * * * * * * * * * * * * * *	500,000 500,000 500,000 500,000 500,000 13,200 7,500 52,140 60,000 30,000 30,000 100,000 11,667 6,667 6,667 5,000 10,000 5,000 5,000 6,667 25,000 5,363 8,600 4,200 20,000 10,000 25,000
11,050,000(9)
11,050,000(9)
700,000(10)
700,000(10)
700,000(10)
184,800(11)

142,500(12)
364,980(13)
122,500(14)

90,000(15)
150,000(14)

200,000(16)
105,000

26,666
26,666
45,000
23,333

11,667
11,667
26,666
-0-
112,513
34,400
16,800
80,000
90,000
75,000
35.24% 35.24% 2.23% 2.23% 2.23% * * 1.16% * * * * * * * * * * * * 0% * * * * * *
TOTALS	29,087,829	92.48%	2,947,671	26,140,158	83.10%
* (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17) (18)
Less than 1%.
Based on 31,454,496 shares outstanding, including a total of 3,057,520 unissued shares that underlie currently exercisable warrants.
Lee Newlan and Eric Newlan possess voting and investment control with regard to the securities owned by this entity.
Brian Baschnagel possesses voting and investment control with regard to the shares owned by this entity.
Justin Beauchane possesses voting and investment control with regard to the shares owned by this entity.
John A. King possesses voting and investment control with regard to the shares owned by this entity.
Derek King possesses voting and investment control with regard to the shares owned by this entity.
This Selling Shareholder is a first cousin of our President, Manoj Patel.
This Selling Shareholder is a brother-in-law of our President, Manoj Patel.
1,000,000 of these shares are unissued, but underlie currently exercisable warrants.
200,000 of these shares are unissued, but underlie currently exercisable warrants.
33,000 of these shares are unissued, but underlie currently exercisable warrants.
25,000 of these shares are unissued, but underlie currently exercisable warrants.
69,520 of these shares are unissued, but underlie currently exercisable warrants.
30,000 of these shares are unissued, but underlie currently exercisable warrants.
20,000 of these shares are unissued, but underlie currently exercisable warrants.
50,000 of these shares are unissued, but underlie currently exercisable warrants.
David G. Smith and Brenda Maetzold possess voting and investment control with regard to the securities owned by this entity.
2,857,520 of these shares are unissued, but underlie currently exercisable warrants.

              None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

              Manoj Patel and James K. Lay, our officers and directors, are Affiliate Selling Shareholders and will be considered to be underwriters for purposes of this offering; the Non-affiliate Selling Shareholders may be deemed to be underwriters. Messrs. Patel and Lay’s intentions are to remain associated with our company regardless of whether or not they sell all or a substantial portion of their holdings in our company. As officers, control persons, promoters or affiliates of SafedoXTM, Inc., these persons may not avail themselves of the provisions of Rule 144(d) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that Rule 144’s one-year holding period requirement is met.

              The Selling Shareholders will sell their shares of common stock at a fixed price of $3.00 per share until our common stock is quoted on the OTCBB or another quotation medium and, thereafter, at prevailing market prices, or privately negotiated prices.

              The Selling Shareholders may offer their shares at various times in one or more of the following transactions:

                •           in any market that might develop;

                •           in transactions other than market transactions;

                •           by pledge to secure debts or other obligations;

                •           purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

                •           in a combination of any of the above.

              The Selling Shareholders may use broker-dealers to sell shares. Should this occur, a broker-dealer would either receive discounts or commissions from Selling Shareholders or receive commissions from purchasers of shares for whom they shall have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer. No broker–dealer participating in the distribution of the shares covered by this Prospectus may charge commissions in excess of 8% on any sales made hereunder.

              The Affiliate Selling Shareholders who are offering their shares for resale hereunder and any broker-dealers who act in connection with the sale of the shares hereunder will be considered underwriters of this offering, within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

              The Selling Shareholders and any purchasers of our common stock should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

              We will pay all expenses incident to the registration, offering and sale of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

              This offering by the Selling Shareholders will terminate on the earlier of:

                •           the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act; and

                •           the date on which all shares offered by this Prospectus have been sold by the Selling Shareholders.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion, of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

              If any of the Selling Shareholders enter into an agreement after the effectiveness of the registration statement of which this Prospectus is a part to sell all or a portion of their shares to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement of which this Prospectus is a part identifying the broker-dealer, providing the required information on the plan of distribution, revising disclosures in the registration statement as required and filing the agreement as an exhibit to the registration statement.

              Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter markets, including the OTCBB, as maintained by FINRA. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

Penny Stock

              SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered to be a “penny stock” for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person's account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

              In order to approve a person's account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of the investor and make a reasonable determination that the transactions in penny stocks are suitable for that investor and that the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

              The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

              Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock. (See “Risk Factors”).

STATE SECURITIES (BLUE SKY) LAWS

              There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws and regulations of various states, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

              The Selling Shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and/or purchasers of our common stock.

              We intend to apply for listing in a nationally recognized securities manual which, once published, would provide us with "manual" exemptions in 33 states, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions".

              33 states have what is commonly referred to as a "manual exemption" for secondary trading of securities, such as those to be resold by the Selling Shareholders pursuant to this Prospectus. In these states, so long as we obtain and maintain a listing in an acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and, thus, this qualification, until after the registration statement of which this Prospectus is a part is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

              We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DILUTION

              With respect to the common stock offered and sold by the Affiliate Selling Shareholders hereunder, purchasers of common stock will incur substantial dilution. This dilution is due to the Affiliate Selling Shareholders’ being required to sell their shares of common stock at the fixed price of $3.00.

              With respect to the common stock offered and sold by the Non-affiliate Selling Shareholders hereunder, purchasers of common stock will likely incur substantial dilution. This dilution is due to the Non-affiliate Selling Shareholders’ being required to sell their shares of common stock the fixed price of $3.00, until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

DESCRIPTION OF SECURITIES

General

              Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this Prospectus, there were 28,296,976 shares of our common stock issued and outstanding, held by 36 holders of record; a total of 5,000,000 shares are reserved for issuance upon the exercise of a like number of currently exercisable warrants; and there are no shares of preferred stock issued and outstanding.

Common Stock

              The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and is qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this Prospectus is a part.

              The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (iii) do not have preemptive, prescriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

              Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

              On all other matters, except as otherwise required by Wyoming law or our Articles of Incorporation, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

              A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

              Please refer to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our common stock.

Preferred Stock

              The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this Prospectus is a part.

              Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of our Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

              Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for, or preventing, a third party from acquiring control of our company or changing our Board of Directors and management. According to our Articles of Incorporation and Bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Board of Directors or for a third party to obtain control of our company by replacing our Board of Directors.

Anti-Takeover Effects of Wyoming Law

              Subject to the provisions of Article 3 under the Wyoming Management Stability Act, there are no other applicable Wyoming anti-takeover provisions that may have the effect of delaying or preventing a change in control of a non-qualified corporation in Wyoming.

Dividend Policy

              We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

              We currently have outstanding 1,528,760 warrants to purchase a like number of shares our common stock at an exercise price $1.00 and 1,528,760 warrants to purchase a like number of shares our common stock at an exercise price $2.00. All of these warrants are exercisable for two years from their respective dates of issuance, and expire variously from May 2013 to June 2013.

BUSINESS

General

              We incorporated in the State of Wyoming on May 2, 2011, under the name SafedoXTM, Inc. Effective May 3, 2011, pursuant to an agreement and plan of merger, we acquired 100% of the common stock of our predecessor company, M3P, in a transaction that has been accounted for as a reorganization, by issuing 21,100,000 shares of its common stock. SafedoXTM, Inc. carries on the business operations of M3P uninterrupted. Further, the plan of business of M3P has been adopted as the plan of business of SafedoXTM, Inc.

              Our corporate office is located at 11801 Pierce Street, Second Floor, Riverside, California 92505; our telephone number is (951) 710-3090; and our corporate web site is www.safedox.com.

The SafedoXTM Paradigm

Real Security Through Real Control Over All Aspects of a Document

              Our SafedoXTMsecurity software allows subscribers to control the use and functionality of documents in a manner that is useful for individuals, businesses and institutions.

Current Status

              A small level of commercial sales of our SafedoXTM security software products began to occur subsequent to October 31, 2011. Currently, we market our security software products on the radio, on the Internet, directly through our web site www.safedox.com, and through independent sales agents. In the near future, we expect that we will begin to market our SafedoXTM security software products through Internet-based resellers.

Our Products

              In General. Our SafedoXTM security software is a subscription-based computer software application that allows a subscriber to control third-party access to digital files created by the subscriber. We employ the best available encryption technology and, as technology changes over time, we will be ready and able to implement the strongest encryption standards accepted by the industry.

              We have designed our SafedoXTM security software products such that they can be employed by any user of any computer skill level. The overriding objective behind the design of our SafedoXTM security software products is to provide content owners direct control over the distribution and use of their intellectual property.

              Currently, we market the SafedoXTM security software products described below on the radio, through our website and through independent sales agents:
SafedoXTM Professional Package	SafedoXTM Deluxe Package	SafedoXTM Basic Plus Package	SafedoXTM Basic Package
2000 documents, including e-books	500 documents, including e-books	300 documents, including e-books	100 documents, including e-books
5 authorized users	2 authorized users	1 authorized user	1 authorized user
Real-Time Document Control	Real-Time Document Control	Real-Time Document Control	Real-Time Document Control
$29.95/month	$19.95/month	$7.95/month (annual pricing)	$9.95/month
Extra Document Sales:	Our subscribers are able to purchase additional documents on a monthly basis, in increments of 25 ($2.95), 500 ($9.95) and 1,000 ($15.95).
Enterprise-Level Sales:
We have a corporate purchasing plan that offers a customized, enterprise-specific package of our SafedoXTM security software products. Enterprise circumstances that demand special purchasing requirements and integration of our products into a particular IT environment are readily programmed into our SafedoXTM security software products.

              Other user-friendly features of our SafedoXTM security software products include:

• Simplicity of use
• No passwords to send or manage
• Complete and secure control over PDF
• Prevents editing, copying or saving
• Prevents printing to file or printers
• Control expiration (by date and time)
• Control access (by date and time)

• Instant access revocation
• Real-time control of documents
• Enable/disable AFTER sending
• Document Accountability/Auditing
• Complete off-line protection
• Free viewer software (SafedoXTM App)
• AES 256 bit encryption

              Our SafedoXTM security software is an Internet-based application that allows subscribers to our products to share sensitive, confidential and proprietary documents, that is, the contents thereof, with third parties, while, at all times, maintaining control over the handling of the documents by such third parties.

              Through application of our SafedoXTM security software, a subscriber is able to set security parameters with respect to a third party’s use of any document created by the subscriber. With these security parameters encoded into a document, such document is then sent by the SafedoXTM subscriber to a third party for viewing and use with the SafedoXTM App (see below). Should the SafedoXTM security software subscriber later wish to change the security parameters associated with such document, the SafedoXTM subscriber is able to do so, simply by accessing the SafedoXTM security software “dashboard” (a pop-up window on the subscriber’s computer screen) and entering the desired changes into the SafedoXTM security software system. Via the Internet-based SafedoXTM security software system, when the document is next opened by the third party in the SafedoXTM App, the SafedoXTM security software system implements the subscriber’s desired changes to the document.

              Uses of SafedoXTM Security Software Products. The potential uses of our SafedoXTM security software products are numerous and varied. For example, with our security software, medical service providers are able to protect all patient information, attorneys are able to shield a client’s sensitive documents from unwanted viewing, accountants are able to protect a client’s confidential financial information and home users are able to protect their personal records.

              At the enterprise level, our SafedoXTM security software is capable of being integrated into nearly any business in any industry, permitting subscribers to address today’s ever-increasing privacy concerns.

              SafedoXTM for eBooks. SafedoXTM for eBooks provides a full range of document security options, allowing content owners to assert control over the use and distribution of electronic versions of their intellectual properties, that is, their eBooks. By setting parameters of use with the SafedoXTM security software, following the download, whether by purchase or otherwise, of an eBook by a third party, the third party is unable to copy or transmit the eBook. Through the use of this SafedoXTM security feature, content owners can better assure that they are compensated each time their content is accessed, by eliminating a third party’s ability to make unauthorized copies or make unauthorized distributions of such eBook.

              SafedoXTM App. Our SafedoXTM App (application) software product is required to be installed on a person’s computer, in order for that person to read documents that have been created with SafedoXTM security software. Our SafedoXTM App is available for download from our website at no charge.

              Future Products.

              Hand-held Devices. We are currently developing SafedoXTM security software applications, or “apps”, for use on hand-held devices, including smart phones. It is our intention to introduce these products in early 2012.

              Audio and Video. We have begun to design enhanced features into our SafedoXTM security software, such that subscribers would be able to control the distribution and use of audio and video content in much the same manner as is currently possible with documents. However, it is not expected that these enhancements would be ready for market prior to the second half of 2012.

Our Competitive Strengths and Weaknesses

              We believe our company has the following competitive strengths:

                •           Our SafedoXTM security software products are unique and provide an affordable means by which to secure documents;

                •           We have low overhead costs; and

                •           We have implemented a strong customer service program.

              We believe our company has the following competitive weaknesses:

                •           Our SafedoXTM security software products are new and do not yet enjoy brand name recognition;

                •           We possess relatively limited capital; and

                •           We have limited personnel.

Competition

              The market for our SafedoXTM security software products is characterized by intense competition, evolving industry standards and business and distribution models, disruptive software and hardware technology developments, frequent new product introductions, short product life cycles, price cutting with resulting downward pressure on gross margins and price sensitivity on the part of consumers. Products that offer similar security features as our SafedoXTM software security products include FileOpen®, Adobe® Content Server and Adobe® Digital Publishing, which products enjoy brand name recognition and are owned by large, multi-national companies with greater resources than our company. Our future success will depend on our ability to enhance our existing security software products, introduce new products on a timely and cost-effective basis, meet changing customer needs and anticipate and respond to emerging standards, business models, software delivery methods and other technological changes.

              Primary competitive factors in the software industry are: name recognition, price and functionality. While we believe our SafedoXTM security software products to be unique in their utility, there are many software products that enjoy greater name recognition and that offer similar functions. It is possible that we may be unable to compete effectively in our industry, which would negatively impact our future operating results.

Distribution and Marketing

              Radio. Our first large-scale marketing efforts will be done through a planned six-month radio advertising campaign in the Southern California area, which has recently begun. Though the this radio campaign may run for a shorter period of time, the ultimate duration of this campaign will depend on the level of success we achieve during its first months. We cannot make any predictions in this regard.

              Internet. Currently, we market our SafedoXTM security software products on the Internet, directly through our web site, www.safedox.com. Recently, we began to advertise our security software products on the Internet, as a means of driving Internet traffic to the sales web page of our website. We will increase expenditures in this advertising medium as results warrant.

              Also, in the near future, we will begin to market our SafedoXTM security software products through one or more Internet-based resellers. These resellers will be paid a per-subscriber commission.

              Independent Resellers. We have engaged several persons who are independent resellers of our SafedoXTM security software products. It is expected that these persons will market our SafedoXTM security software products directly to potential users, using their own methods. Each of these independent resellers will be paid a per-subscriber commission on subscriptions to our SafedoXTM security software products resulting from their marketing efforts.

Regulatory Matters

              In general, the software industry is not heavily regulated in the United States and, overall, we do not believe that our business will be significantly impacted by governmental regulation.

              However, the export of encryption technologies, such as the encryption technology associated with our products, is strictly regulated by the Bureau of Industry and Security within the U.S. Department of Commerce.

              Due to the strength of the encryption technology associated with our products, it is possible that our products would be subject to export control laws and regulations. Should such be the case, our management intends to apply for an export license. While we expect that we will be able to obtain an export license with respect to our products should such be necessary, there is no assurance that such will be the case. (See “Risk Factors”).

Intellectual Property

              In General. We regard our intellectual property pertaining to our SafedoXTM products, our trademarks and our business know-how as having significant value and as being an important factor in the marketing of our SafedoXTM security software products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

              Patents. We have not filed for patent protection with respect to our SafedoXTM security software products. Because we have not filed for patent protection with respect to the intellectual property embodied in our SafedoXTM security software products, we may be unable to defend our rights to such intellectual property. It is likely that our management will determine to pursue patent protection with respect to our SafedoXTM security software products.

              Trademarks. We are the owner of the “SafedoXTM” trademark. In the near future, we intend to file for registration of this trademark with the U.S. Patent and Trademark Office.

Description of Property

              We lease a small office at 11801 Pierce Street, Second Floor, Riverside, California 92505. Should additional space be required as we expand our operations, we expect that such space would be available at reasonable rates. We do not own any real property.

Employees

              We currently have no employees other than our President and Executive Vice President. Our business development, corporate administration and business operations are overseen directly by our President. Our President also oversees record keeping functions. We intend to hire a small number of employees, at such times as our business development warrants. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

Company Website

              Our company’s corporate website can be found at www.safedox.com. As a public company, we will make available free of charge at this website all of our reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. These reports will be made available on our website as soon as reasonably practicable after their filing with, or furnishing to, the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

              Effective May 3, 2011, pursuant to an agreement and plan of merger, we acquired 100% of the common stock of our predecessor company, mind3power, Inc. (M3P), a California corporation incorporated on January 4, 2011 (“Inception”), in a combination that has been accounted for as a reorganization.

              The following discussion and analysis should be read in conjunction with the unaudited balance sheet as of October 31, 2011, and the unaudited financial statements for the three months period ended October 31, 2011, as well as the audited balance sheet as of July 31, 2011, and the financial statements for the period from Inception to July 31, 2011, included elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

              This discussion contains forward-looking statements. These forward-looking statements are based on our management’s current expectations with respect to future events, financial performance and operating results, which statements are subject to risks and uncertainties, including, but not limited to, those discussed below and elsewhere in this Prospectus. The risks and uncertainties discussed herein could cause our actual results to differ from the results contemplated by these forward-looking statements. We urge you to consider carefully the information set forth in this Prospectus under “Note Regarding Forward Looking Statements” and “Risk Factors”.

Overview

              While we are a business in the early-stage of development, we have begun to derive revenues from our operations. In order to accelerate the growth of our business, we will, over time, need to obtain additional capital. We intend to apply additional capital, as and if obtained, to the expansion of our business, primarily through Internet marketing strategies and expansion of traditional marketing channels, including direct sales and radio.

Principal Factors Affecting Our Financial Performance

              Our operating results are primarily affected by the following factors: our ability to expand the channels of distribution for our products; our ability to attract new customers to our products; and our ability to contain our sales costs and maintain a low overheard.

              Based on our current business plan, we expect to incur operating losses for at least the first two quarters of Fiscal 2012. However, because our products are new, we cannot predict the levels of our sales during Fiscal 2012.

Recent Developments

              In December 2011, we launched our first large-scale marketing efforts, a planned six-month radio advertising campaign in the Southern California area. While the first weeks of this campaign have yielded promising results, it is possible that this campaign may run for a shorter period of time; the ultimate duration of this campaign will depend on the level of success we achieve during its first months. We cannot make any predictions in this regard.

              Since Inception, we have sold a total of 1,880,600 shares of our common stock for a total of $634,280 in cash. 1,637,600 of these shares were sold for $.30 per share, for a total of $491,280; 243,000 of these shares were sold for $1.00 per share, for a total of $243,000. With these funds, we will be able to fund our operations through at least March 2012.

Results of Operations

              For the Three Months Ended October July 31, 2011. During the three months ended October 31, 2011 (the “Current Period”), we generated no revenues from sales of our SafedoXTM security software products. While we did not generate revenues during the Current Period, we continued the implementation of the marketing plan for our SafedoXTM security software products. In this regard, our efforts were focused on redesigning our web site, to make it more user-friendly and establishing Internet-based and traditional product reseller marketing relationships. Subsequent to the Current Period, we have begun to derive small revenues from sales of our SafedoXTM security software products.

              For the Current Period, we incurred a net loss of $342,052. Of the $342,192 in expenses for the Current Period, $157,928 is attributable to the issuance of shares of our common stock in payment of services to third parties. By issuing common stock in payment of these necessary services, we were able to preserve our available cash. While we do not expect that we will issue common stock in payment of third-party consulting services in the future, it is possible that, if we lack the cash needed to obtain necessary services, we would issue shares of common stock in payment therefor. Our cash expenses during the Current Period related to normal start-up and operating costs, costs associated with the marketing of our SafedoXTM security software products and, to a lesser degree, costs associated with our becoming a publicly-traded company.

              For the Period from Inception to July 31, 2011. During the Period from Inception to July 31, 2011 (the “Initial Period”), we generated no revenues from sales of our SafedoXTM security software products. While we did not generate revenues during the Initial Period, we were, in response to the shifting dynamics of the current U.S. economy, able to finalize and begin to implement the marketing plan for our SafedoXTM security software products. In this regard, our efforts were focused on redesigning our web site, to make it more user-friendly, and establishing Internet-based marketing relationships. Subsequent to the Initial Period, we have begun to derive small revenues from sales of our SafedoXTM security software products.

              For the Initial Period, we incurred a net loss of $360,504. Of the $360,564 in expenses for the Initial Period, $11,000 is attributable to the issuance of shares of our common stock in payment of services to third parties and $157,964 is attributable to the issuance of warrants for services to our officers and to third parties. A total of 3,000,000 shares of common stock, valued at $6,000 for financial reporting purposes, were issued to third-party consultants and 1,000,000 shares of common stock, valued at $5,000 for financial reporting purposes, were issued in payment of legal services. By issuing common stock in payment of these necessary services, we were able to preserve our available cash. Subsequent to the Initial Period, we issued shares of common stock have been issued to third-party consultants in payment of their respective services. While we do not expect that we will issue common stock in payment of third-party consulting services in the future, it is possible that, if we lack the cash needed to obtain necessary services, we would issue shares of common stock in payment therefor. Our cash expenses during the Initial Period related to normal start-up costs, costs associated with the marketing of our SafedoXTM security software products and costs associated with our becoming a publicly-traded company.

Plan of Operations

              For the next 12 months, our Plan of Operations is centered around the marketing of our SafedoXTM security software products, as we attempt to acquire subscribers.

              Currently, we market the SafedoXTM security software products described below through radio advertising, our website and through third-party sales agents:
SafedoXTM Professional Package	SafedoXTM Deluxe Package	SafedoXTM Basic Plus Package	SafedoXTM Basic Package
2000 documents, including e-books	500 documents, including e-books	300 documents, including e-books	100 documents, including e-books
5 authorized users	2 authorized users	1 authorized user	1 authorized user
Real-Time Document Control	Real-Time Document Control	Real-Time Document Control	Real-Time Document Control
$29.95/month	$19.95/month	$7.95/month (annual pricing)	$9.95/month
Extra Document Sales:	Our subscribers are able to purchase additional documents on a monthly basis, in increments of 25 ($2.95), 500 ($9.95) and 1,000 ($15.95).
Enterprise-Level Sales:
We have a corporate purchasing plan that offers a customized, enterprise-specific package of our SafedoXTM security software products. Enterprise circumstances that demand special purchasing requirements and integration of our products into a particular IT environment are readily programmed into our SafedoXTM security software products.

              A significant portion of the funds that we obtain in the future, whether derived from our operations or from outside parties, will be applied to the expansion of our overall marketing efforts. In addition to seeking an ever-increasing number of third-party sales agents, we will increase our Internet marketing designed to drive Internet traffic to our sales web page located on our web site, www.safedox.com.

              While our level of future funding will determine the potential rate of growth for our business, our Plan of Operations will be the same, that is, a singular focus of marketing our SafedoXTM security software products. There is, of course, no assurance that our operations will be successful, in this regard. As with any start-up company that offers unproven products, there is no assurance that our company will be successful with any level of additional funding.

Liquidity

              As of October 31, 2011, we had working capital of $256,305, including cash on hand of $294,450. At July 31, 2011, we had working capital of $301,038, including cash on hand of $339,183.

              Since Inception, we have raised a total of $634,280 from private sales of our common stock. Currently, we possess approximately $250,000 in cash. Our current cash position is adequate to support our current level of operations at least through March 2012.

Summary of Cash Flows

              Three Months Ended October 31, 2011. For the three months ended October 31, 2011, we used $184,021 in our operating activities; our investing activities used $3,712 for equipment purchases; and our financing activities provided $143,000 in cash, which we obtained from private sales of our common stock.

              Period from Inception to July 31, 2011. For the Period from Inception to July 31, 2011, we used $150,985 in our operating activities; our investing activities used $1,112 for equipment purchases; and our financing activities provided $491,280 in cash, which we obtained from private sales of our common stock.

Contractual Obligations

              In October 2011, we entered into a radio advertising contract with a radio station located in Southern California. This advertising contract commits us to a total of approximately $800,000 in radio advertisement purchases beginning in December 2011 and continuing through April 2012.

Critical Accounting Policies

              Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this Prospectus. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment or estimates, to any significant degree.

Uncertainties and Trends

              Our operations and revenues are dependent, now and in the future, upon the following factors:

                •           whether we successfully commercialize our security software products;

                •           whether we compete effectively in the highly competitive information technology industry; and

                •           whether the continuing economic recession in the United States will adversely affect our ability to attract customers to our security software products.

              There is no assurance that we will be able to accomplish our objectives. Our failure to do so would likely cause purchasers of our common stock to lose their entire investments in our company.

Inflation

              Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations. In the current economic and political climate, no predictions can be made with respect to the future effects of inflation on or business.

Off-Balance Sheet Arrangements

              We do not have any off-balance sheet arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Capital Expenditures

              During the three months ended October 31, 2011, we made capital expenditures in the amount of $3,712. During the period from Inception to July 31, 2011, we made capital expenditures in the amount of $1,112. We cannot predict future levels of our capital expenditures.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

              While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

              The following table sets forth the names and ages of our current directors and executive officers.
Name	Age	Position(s)
Manoj Patel James F. Lay	47 50	President and Director Executive Vice President, Secretary and Director

              Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. There exist no family relationships between our officers and directors. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

              Manoj Patel, our President, is a founder of our company. Mr. Patel served our predecessor company, mind3power, Inc. (M3P), as its President and director from January through May 2011. From 1989 through 2010, Mr. Patel was the owner of Dhobhi Inc., a dry cleaners business located in Antelope Valley, California. From 2003 through 2010, Mr. Patel worked as an independent consultant to numerous information technology companies with respect to corporate training strategies, organizational behavior matters, business development strategies and product deployment strategies.

              James F. Lay, our Executive Vice President and Secretary, is a founder of our company. Mr. Lay served our predecessor company, mind3power, Inc. (M3P), as its lead software engineer from January through May 2011. From 2001 through the present, Mr. Lay has been the owner of Software Factory, LLC, a Georgia-based firm focused on the design of business software solutions and business analysis. Also, from 2004 through the present, Mr. Lay has been the owner of Tri-State Associates, LLC, a Georgia-based real estate development firm.

Corporate Governance

              Committees; Meetings of the Board. We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are to be conducted by our Board of Directors meeting as a whole.

              To date, our Board of Directors has taken action by unanimous written consent in lieu of a meeting on 16 occasions; our Board of Directors has not yet held a meeting.

              Audit Committee. Our Board of Directors has not established an audit committee. The functions of an audit committee are currently performed by our entire Board of Directors. We are under no legal obligation to establish an audit committee and our Board of Directors has elected not to do so. This decision was made so as to avoid the time and expense of identifying independent directors willing to serve on the audit committee. We may establish an audit committee in the future, if our Board of Directors determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Independence of Board of Directors

              Neither of our directors is “independent”, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Shareholder Communications with Our Board of Directors

              Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, Manoj Patel, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Patel collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

              As of the date of this Prospectus, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

              The following table sets forth certain compensation information for our executive officers since the inception of our company.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Manoj Patel	2011	16,857*	50,000	---	---	---	---	---	66,857
President and Acting Chief Financial Officer	2012	15,000	---	---	---	---	---	---	15,000
James F. Lay	2011	16,857*	50,000	---	---	---	---	---	66,857
Executive Vice President, Secretary and Treasurer	2012	15,000	---	---	---	---	---	---	15,000
*	$16,857 ($15,000 in salary and $1,857 in payroll tax liability) has been accrued as of July 31, 2011.

              As of the date of this Prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided or contributed to by our company.

Outstanding Equity Awards Since Inception
Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expir-ation Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Un-earned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
None	---	---	---	---	n/a	---	n/a	---	---

Long-Term Incentive Plans

              We currently have no long-term incentive plans.

Director Compensation

              Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

              The following table sets forth certain information as of the date of this Prospectus, with respect to the beneficial ownership of shares of our common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares shown. As of the date of this Prospectus, we had 28,296,976 shares of common stock issued and outstanding. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o SafedoXTM, Inc., 11801 Pierce Street, 2nd Floor, Riverside, California 92505.
Prior to This Offering	After This Offering
Name and Address of Beneficial Owner	Shares Owned	% (1)	Shares Owned	% (1)
Manoj Patel	11,550,000(2)	36.84%	11,050,000	35.24%
James F. Lay	11,550,000(2)	36.84%	11,050,000	35.24%
Officers and directors as a group (2 persons)	23,100,000(3)	73.68%	22,100,000	70.48%
(1) (2) (3)
Based on 31,354,496 shares outstanding, including 3,057,520 shares underlying currently exercisable warrants.
1,000,000 of these shares are unissued, but underlie currently exercisable warrants.
2,000,000 of these shares are unissued, but underlie currently exercisable warrants.

Shares Eligible for Future Sale

              As of the date of this Prospectus, there were 28,296,976 shares of our common stock issued and outstanding.

              Shares Covered by this Prospectus. As of the date of this Prospectus, all 2,947,671 shares being offered hereunder by the Selling Shareholders may be sold without restriction under the Securities Act.

              Rule 144. A person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their common stock provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we had been subject to the Exchange Act reporting requirements for at least 90 days before the sale and, (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

              Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months, but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares of common stock that does not exceed the greater of:

                •           1% of the total number of shares of common stock then outstanding, which, as of the date of this Prospectus, equals approximately 283,000 shares; and

                •           the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

              provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

              However, since we anticipate that our shares will be quoted on the OTC Bulletin Board, which is not an “automated quotation system”, our shareholders will not be able to rely on the market-based volume limitation described in the second item above. If, in the future, our common stock is listed on an exchange or quoted on NASDAQ, then our shareholders would be able to rely on the market-based volume limitation. Unless and until our common stock is so listed or quoted, our shareholders are able to rely only on the percentage-based volume limitation described in the first item above.

              Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The Selling Shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

mind3power Inc. Transaction

              On May 3, 2011, we consummated a plan and agreement of merger (the “Merger Agreement”) with our predecessor company, mind3power, Inc., a California corporation (M3P), pursuant to which M3P merged with and into our company. Pursuant to the Merger Agreement, we issued a total of 21,100,000 shares of our common stock to the M3P shareholders. Pursuant to the Merger Agreement, Manoj Patel, our President, and James F. Lay, our Executive Vice President, each were issued 10,550,000 shares of our common stock. M3P and SafedoXTM are considered to be entities under common control at the time of the merger.

              In determining the number of shares of our common stock to be issued under the Merger Agreement, our board of directors did not employ any standard valuation formula or any other standard measure of value.

Employment Agreements

              Manoj Patel. We have entered into an employment agreement with Manoj Patel, who is our President. Mr. Patel’s employment agreement has an initial term of five years, with a renewal term of three years. Mr. Patel’s annual salary is $240,000. Until such time as our company possesses adequate capital with which to pay Mr. Patel’s salary, Mr. Patel will accrue his monthly salary; provided, however, that, until our company shall have earned gross revenues in excess of $50,000 for a calendar month, a maximum of $5,000 of Mr. Patel’s monthly salary as is unpaid shall be accrued, and that, upon our company’s earning such level of monthly gross revenues, up to $20,000 in unpaid monthly salary may be accrued each month. Further, as a signing bonus, Mr. Patel was paid $50,000 in cash and was issued (1) 500,000 warrants to purchase a like number of shares of common stock at an exercise price of $1.00 per share and (2) 500,000 warrants to purchase a like number of shares of common stock at an exercise price of $2.00 per share. In connection with his employment agreement, Mr. Patel executed an indemnity agreement and a confidentiality agreement.

              James F. Lay. We have entered into an employment agreement with James F. Lay, who is our Executive Vice President and Secretary. Mr. Lay’s employment agreement has an initial term of five years, with a renewal term of three years. Mr. Lay’s annual salary is $240,000. Until such time as our company possesses adequate capital with which to pay Mr. Lay’s salary, Mr. Lay will accrue his monthly salary; provided, however, that, until our company shall have earned gross revenues in excess of $50,000 for a calendar month, a maximum of $5,000 of Mr. Lay’s monthly salary as is unpaid shall be accrued, and that, upon our company’s earning such level of monthly gross revenues, up to $20,000 in unpaid monthly salary may be accrued each month. Further, as a signing bonus, Mr. Lay was paid $50,000 in cash and was issued (1) 500,000 warrants to purchase a like number of shares of common stock at an exercise price of $1.00 per share and (2) 500,000 warrants to purchase a like number of shares of common stock at an exercise price of $2.00 per share. In connection with his employment agreement, Mr. Lay executed an indemnity agreement and a confidentiality agreement.

LEGAL MATTERS

              The validity of the shares to be sold by us under this Prospectus will be passed upon for us by Newlan & Newlan, Ltd., Flower Mound, Texas. Newlan & Newlan, Ltd. owns 1,000,000 shares of our common stock and 200,000 warrants to purchase a like number of shares.

EXPERTS

              Our financial statements for the period from Inception to July 31, 2011, included in this Prospectus have been audited by PMB Helin Donovan, LLP, as set forth in its report of independent registered public accounting firm included in this Prospectus. Its report is given upon its authority as an expert in accounting and auditing.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

              Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed with the SEC a registration statement on Form S-1, including this Prospectus, exhibits, schedules and amendments, under the Securities Act, with respect to the shares of common stock to be offered and sold in this offering. This Prospectus does not contain all of the information included in the registration statement. For further information about us and the shares of our common stock to be offered and sold in this offering, please refer to this registration statement (Commission File No.: 333-178206).

              As of the date of this Prospectus, we became subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site located at http:/www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
Page
SAFEDOX, INC.
Unaudited Financial Statements – Three Months Ended October 31, 2011
Unaudited Balance Sheet as of October 31, 2011
Unaudited Statement of Operations for the Three Months Ended October 31, 2011, and the Period from
             Inception (January 4, 2011) to October 31, 2011
Statement of Cash Flows for the Three Months Ended October 31, 2011, and the Period from Inception
             (January 4, 2011) to October 31, 2011
Notes to Unaudited Financial Statements
F-1 F-2 F-3 F-4
Financial Statements – Period Ended July 31, 2011
Report of Independent Registered Public Accounting Firm
Balance Sheet as of July 31, 2011
Statement of Operations for the Period from Inception (January 4, 2011) to July 31, 2011
Statement of Changes in Stockholders’ Equity for the Period from Inception (January 4, 2011)
             to July 31, 2011
Statement of Cash Flows for the Period from Inception (January 4, 2011) to July 31, 2011
Notes to Financial Statements
F-9 F-10 F-11 F-12 F-13 F-14

SAFEDOX, INC. (A Development Stage Company)
BALANCE SHEETS
October 31, 2011, and July 31, 2011
10/31/11 (unaudited)	7/31/11
ASSETS
Current assets
Cash and cash equivalents	$294,450	$339,183
Total current assets	294,450	339,183
Property and equipment	4,721	1,112
Total assets	$299,171	$340,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued payroll	$33,714	$33,714
Related party payables	4,431	4,431
Total liabilities	38,145	38,145
Stockholders’ equity
Preferred stock, $.0001 par value: 5,000,000 shares authorized; zero shares issued and outstanding at October 31, 2011, and July 31, 2011	---	---
Common stock, $.0001 par value: 100,000,000 shares authorized; 28,196,976 shares issued and outstanding at October 31, 2011, and 27,637,600 shares issued and outstanding at July 31, 2011	2,820	2,764
Additional paid-in capital	960,762	659,890
Deficit accumulated during the development stage	(702,556)	(360,504)
Total stockholders’ equity	261,026	302,150
Total liabilities and stockholders’ equity	$299,171	$340,295
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
STATEMENTS OF OPERATIONS
For the Three Months Ended October 31, 2011, and the Period from Inception (January 4, 2011) to October 31, 2011
Three Months Ended 10/31/11 (unaudited)	Period from Inception (1/4/11) to 10/31/11 (unaudited)
Operating expenses
Salaries and wages	$65,673	$346,420
Consulting	204,204	235,320
Legal and professional	2,049	40,400
General and administrative	70,266	80,616
Total operating expenses	342,192	702,756
Operating loss	(342,192)	(702,756)
Other income
Interest income	140	200
Total other income	140	200
Net loss before income taxes	(342,052)	(702,556)
Income tax expense	---	---
Net loss	$(342,052)	$(702,556)
Loss per share:
Basic and diluted	$(0.0123)
Weighted average number of shares outstanding:
Basic and diluted	27,854,708
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
STATEMENTS OF CASH FLOWS
For the Three Months Ended October 31, 2011, and the Period from Inception (January 4, 2011) to October 31, 2011
Three Months Ended 10/31/11 (unaudited)	Period from Inception (1/4/11) to 10/31/11 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(342,052)	$(702,556)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash operating expenses	157,928	329,302
Depreciation	103	103
Changes in operating assets and liabilities:
Accrued payroll	---	33,714
Related party payables	---	4,431
Net cash used in operating activities	(184,021)	(335,006)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,712)	(4,824)
Net cash used in investing activities	(3,712)	(4,824)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock for cash	143,000	634,280
Net cash provided by financing activities	143,000	634,280
NET CHANGE IN CASH	(44,733)	294,450
Cash, beginning of period	339,183	---
Cash, end of period	$294,450	$294,450
Supplemental disclosure:
Cash paid for interest	$ ---	$ ---
Cash paid for income taxes	$ ---	$ ---
Supplemental disclosure of non-cash financing activities:
Common stock issued for services rendered	$157,928	$168,928
Common stock issued for payment of indebtedness	$ ---	$300
Warrants issued for services rendered	$ ---	$157,964
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2011 (unaudited)
NOTE 1. THE COMPANY
SafedoX, Inc. (the “Company”) was incorporated in the State of Wyoming on May 2, 2011. Effective May 3, 2011, pursuant to an agreement and plan of merger, the Company acquired 100% of the common stock of the Company’s predecessor company, mind3power, Inc., a California corporation (“M3P”), incorporated on January 4, 2011 (“Inception”), in a combination that has been accounted for as a reorganization, by issuing 21,100,000 shares of Company common stock. M3P and the Company are considered to be entities under common control at the time of the merger and the financial data presented in the financial statements encompasses the period from inception of M3P (January 4, 2011) through October 31, 2011.

The Company’s focus is on the development and commercial exploitation of its computer security software products. To date, the Company has instituted the first phase of its business plan, whereby it intends to obtain at least 100,000 subscribers to its security software products.

Liquidity and Management Plans
At October 31, 2011, the Company had cash and cash equivalents of $294,450, working capital of $256,305 and an accumulated deficit of $702,556. While continuing the development of its business in an aggressive manner, management has taken several actions to ensure that the Company will have sufficient cash for its working capital needs, including minimization of discretionary expenditures and maintenance of no debt liabilities. Management believes that these actions will enable the Company to meet its working capital needs through at least March 31, 2012.

Should the Company require additional funds in order to sustain its operations, the Company believes it will be able to secure the financing, in the form of debt, equity or a combination thereof, as may be necessary to achieve its objectives. The Company does not have a current commitment for an equity investment or a loan in any amount.

Going Concern
The Company has incurred losses totaling $702,556 from its Inception through October 31, 2011, and believes it has sufficient working capital to carry it through to March 31, 2012, or beyond. Because of these conditions, the Company will require additional working capital to continue operations and develop its business beyond March 2012. The Company intends to begin generating sales revenue and to raise additional working capital either through private placements, public offerings and/or bank financing as necessary by that time.

There are no assurances that the Company will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements in the future. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, that such will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations or execute its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited interim financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America, pursuant to the Securities and Exchange Commission rules and regulations. In management’s opinion, all adjustments necessary for a fair presentation of the results for interim periods have been reflected in the interim financial statements. The results of operations for any interim period are not necessarily indicative of the results for a full year. All adjustments to the financial statements are of a normal recurring nature.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Such disclosures are those that would substantially duplicate information contained in the most recent audited financial statements of the Company, such as significant accounting policies and stock options. Management presumes that users of the interim statements have read or have access to the audited financial statements and notes thereto included in the Company’s Registration Statement on Form S-1 (SEC File No. 333-178206).

Development Stage Company
Through October 31, 2011, the Company had not generated revenue since Inception. The accompanying financial statements have, therefore, been prepared using the accounting format prescribed for a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of amounts of revenues and expenses during the reported period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Revenue Recognition
The Company derives its revenue from sales of its computer software products. Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred and services have been rendered, the sales price is determinable and collectability is reasonably assured. Sales are recorded net of discounts, rebates and returns.

Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of the Company’s equipment is three years. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations. Repairs and maintenance and minor replacements are charged to expense as incurred.

Long-lived Assets
Long-lived assets consist of computer software, including source codes, know-how, trade names, trademarks and brand names. Purchased trademarks are initially measured based on their fair values. Trademarks include purchased trademarks, brand names, logos or other recognizable symbols associated with the Company's products. Trademarks are not amortized because they have indefinite lives. Assets determined to have indefinite lives are no longer amortized, but are tested for impairment on an annual basis. The carrying amount of long-lived assets not subject to amortization is $-0- as of October 31, 2011.

The Company evaluates the recoverability of identifiable long-lived assets annually or whenever events or changes in circumstances indicate that a long-lived asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. If the sum of the expected future net cash flows are less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the period from Inception through October 31, 2011, the Company recorded no impairment losses related to a long-lived asset.

Equity Instruments Issued to Parties Other than Employees for Acquiring Goods or Services
All transactions in which goods or services are received in exchange for the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete, the date on which it is probable that performance will occur or the date of issuance of the equity instrument.

Provision for Income Taxes
The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the asset or liability is expected to be realized or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain. The Company regularly assesses uncertain tax positions in each of the tax jurisdictions in which it has operations and accounts for the related financial statement implications. Unrecognized tax benefits are reported using the two-step approach under which tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained and the amount of the tax benefit recognized is equal to the largest tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement of the tax position. Determining the appropriate level of unrecognized tax benefits requires the Company to exercise judgment regarding the uncertain application of tax law. The amount of unrecognized tax benefits is adjusted when information becomes available or when an event occurs indicating a change is appropriate. The Company includes interest and penalties related to its uncertain tax positions as part of income tax expense, if any.

The Company files U.S. federal and U.S. state tax returns.
Net Income (Loss) per Common Share
The Company is required to provide basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. At October 31, 2011, there were potentially dilutive securities outstanding consisting of warrants convertible into 3,057,520 shares of common stock. Common Stock equivalents at October 31, 2011, were considered but were not included in the computation of loss per share because they would have been anti-dilutive.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
Subsequent Events
The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such balance sheet dates, for possible adjustment to such date.

NOTE 3. RELATED-PARTY TRANSACTIONS
Employment Agreements
The Company has entered into employment agreements with both of its officers. Each of these employment agreements has an initial term of five years, with a renewal term of three years, and pays the officer an annual salary is $240,000. Until such time as the Company possesses adequate capital with which to pay these officers’ salaries, their salaries will accrue; provided, however, that, until the Company shall have earned gross revenues in excess of $50,000 for a calendar month, a maximum of $5,000 of each such officer’s monthly salary as is unpaid shall be accrued, and that, upon the Company’s earning such level of monthly gross revenues, up to $20,000 in unpaid monthly salary may be accrued each month. At October 31, 2011, a total of $33,714 in salary had been accrued under the employment agreements of these officers. Further, as a signing bonus, each officer was paid $50,000 in cash and was issued (1) 500,000 warrants to purchase a like number of shares of Company common stock at an exercise price of $1.00 per share and (2) 500,000 warrants to purchase a like number of shares of Company common stock at an exercise price of $2.00 per share.

Acquisition Transaction Relating to M3P
Effective May 3, 2011, pursuant to an agreement and plan of merger, the Company acquired 100% of the common stock of the Company’s predecessor company, mind3power, Inc. (M3P), incorporated on January 4, 2011 (Inception), in a combination that has been accounted for as a reorganization. In this reorganization, the Company issued a total of 21,100,000 shares of the Company’s common stock to the Company’s officers and directors, who were the only shareholders of M3P. See Note 1. The Company.

In determining the number of shares of Company common stock to be issued in the M3P acquisition transaction, the Company’s board of directors did not employ any standard valuation formula or any other standard measure of value.

NOTE 4. CAPITAL STOCK
Common Stock Issued for Services
During the three months ended October 31, 2011, the Company issued a total of 406,000 shares of its common stock for services to third-party consultants for services, resulting in $126,800 in non-cash compensation expense included in consulting in the accompanying statement of operations. The value of the transactions was determined based on value of shares of common stock issued as determined by the board of directors. As there are no performance commitments or penalties for non-performance, the Company recorded the expense at the date of issuance.

Common Stock Issued for Finder’s Fees
During the three months ended October 31, 2011, the Company issued a total of 10,376 shares of its common stock in payment of finder’s fee, which shares were valued at $31,128 for financial reporting purposes.

Common Stock Issued for Cash
During the three months ended October 31, 2011, the Company issued a total of 143,000 shares of its common stock for cash in the total amount of $143,000.
NOTE 5. WARRANTS TO PURCHASE COMMON STOCK
Outstanding Stock Warrants
In May 2011, the Company issued stock warrants to two related-parties, its officers and directors. These persons were each issued 1,000,000 warrants (500,000 warrants with an exercise price of $1.00 per share and 500,000 warrants with an exercise price of $2.00 per share) as part of a signing bonus under their respective employment agreements. All of these warrants expire in May 2013 and are fully vested and exercisable at October 31, 2011.

Also in May 2011, the Company issued stock warrants to four third-party consultants. These consultants were each issued 200,000 warrants (100,000 warrants with an exercise price of $1.00 per share and 100,000 warrants with an exercise price of $2.00 per share) in partial payment of consulting services under their respective consulting agreements. All of these warrants expire in May 2013 and are fully vested and exercisable at October 31, 2011.

From Inception through October 31, 2011, a total of 3,057,520 warrants were issued to purchasers of Company common stock. Of these warrants, 1,528,760 (1,000,000 of which are owned by officers and directors and 800,000 of which are owned by third-party consultants) allow the warrant holders to purchase a like number of shares of Company common stock at a price of $1.00 per share and 1,528,760 (1,000,000 of which are owned by officers and directors and 800,000 of which are owned by third-party consultants) allow the warrant holders to purchase a like number of shares of Company common stock at a price of $2.00 per share. All of these warrants expire in June 2013 and are fully vested and exercisable at October 31, 2011.

A summary of the status and changes of the warrants issued during the period from Inception through October 31, 2011, are as follows:
Shares	Weighted Average Exercise Price
Outstanding at beginning of period	-0-	$ -0-
Issued	3,057,520	$1.50
Outstanding at July 31, 2011	3,057,520	$1.50
Exercisable at end of period	3,057,520	$1.50
A summary of the status of the warrants outstanding at October 31, 2011, is presented below:

Warrants Outstanding	Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 $2.00	1,528,760 1,528,760	2 years 2 years	$1.00 $2.00	1,528,760 1,528,760	$1.00 $2.00
At October 31, 2011, vested warrants of 3,057,520 had an aggregate intrinsic value of $0.
The fair value of each of the Company’s stock warrants is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. Expected volatility is based on an average of historical volatility of the Company’s common stock. The risk-free interest rate for periods within the contractual life of the stock warrant award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. The Company uses historical data to estimate forfeitures within its valuation model.

The significant weighted average assumptions relating to the valuation of the Company’s options for the period ended July 31, 2011, were as follows:
2011
Grant price	$ 0.30
Strike price	$1.00 to $2.00
Dividend yield	0%
Expected life	2 years
Expected volatility	100%
Risk-free interest rate (2 YR U.S. Treasury)	0.45% to 0.61%
No additional warrants were issued during the three months ended October 31, 2011.
NOTE 6. RADIO ADVERTISING COMMITMENT
In October 2011, the Company entered into a radio advertising contract with a radio station located in Southern California. This advertising contract commits the Company to a total of approximately $800,000 in radio advertisement purchases beginning in December 2011 and continuing through May 2012.

NOTE 7. SUBSEQUENT EVENTS
Common Stock Issued for Services
Subsequent to October 31, 2011, the Company has issued 100,000 shares of its common stock to a third-party consultant for services, which shares were valued at $30,000 for financial reporting purposes.

Common Stock Issued for Cash
Subsequent to October 31, 2011, the Company has issued 100,000 shares of its common stock for cash in the amount of $100,000.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

SafedoX, Inc.:

We have audited the accompanying balance sheet of SafedoX, Inc. (the "Company") (a development stage company) as of July 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from January 4, 2011 ("Inception") through July 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SafedoX, Inc. as of July 31, 2011, and the results of its operations and its cash flows for the period from Inception through July 31, 2011, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained a net loss from operations and has an accumulated deficit during the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/s/ PMB HELIN DONOVAN, LLP

December 19, 2011

Dallas, Texas
SAFEDOX, INC. (A Development Stage Company)
BALANCE SHEET
July 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$339,183
Total current assets	339,183
Property and equipment	1,112
Total assets	$340,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued payroll	$33,714
Related party payables	4,431
Total liabilities	38,145
Stockholders’ equity
Preferred stock, $.0001 par value: 5,000,000 shares authorized; zero shares issued and outstanding	---
Common stock, $.0001 par value: 100,000,000 shares authorized; 27,637,600 shares issued and outstanding at July 31, 2011	2,764
Additional paid-in capital	659,890
Deficit accumulated during the development stage	(360,504)
Total stockholders’ equity	302,150
Total liabilities and stockholders’ equity	$340,295
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
STATEMENT OF OPERATIONS
For the Period from Inception (January 4, 2011) to July 31, 2011
Operating expenses
Salaries and wages	$280,747
Consulting	31,116
Legal and professional	38,351
General and administrative	10,350
Total operating expenses	360,564
Operating loss	(360,564)
Other income
Interest income	60
Other income	60
Net loss before income taxes	(360,504)
Income tax expense	---
Net loss	$(360,504)
Loss per share:
Basic and diluted	$(0.01)
Weighted average number of shares outstanding:
Basic and diluted	26,793,507
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period From Inception (January 4, 2011) to July 31, 2011

Common Stock, $.0001 par value
Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Inception, January 4, 2011	2,600	$ ---	$ 10,000	$ ---	$10,000
M3P stock cancelled during merger, May 3, 2011	(2,600)	---	(10,000)	---	(10,000)
SafedoX stock issued during merger, May 3, 2011	21,100,000	2,110	---	---	2,110
Stock issued for services rendered	4,000,000	400	10,600	---	11,000
Stock issued for cash	1,637,600	164	491,116	---	491,280
Stock issued for payment of indebtedness	900,000	90	210	---	300
Warrants issued for services	—	---	157,964	---	157,964
Net loss	—	---	---	(360,504)	(360,504)
Balance, July 31, 2011	27,637,600	$2,764	$659,890	$(360,504)	$302,150
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Period from Inception (January 4, 2011) to July 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(360,504)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash operating expenses	171,374
Changes in operating assets and liabilities:
Accrued payroll	33,714
Related party payables	4,431
Net cash used in operating activities	(150,985)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,112)
Net cash used in investing activities	(1,112)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock for cash	491,280
Net cash provided by financing activities	491,280
NET CHANGE IN CASH	339,183
Cash, beginning of period	---
Cash, end of period	$339,183

Supplemental disclosure:
Cash paid for interest	$ ---
Cash paid for income taxes	$ ---
Supplemental disclosure of non-cash financing activities:
Common stock issued for services rendered	$11,000
Common stock issued for payment of indebtedness	$300
Warrants issued for services rendered	$157,964
The accompanying notes are an integral part of these statements.

SAFEDOX, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
NOTE 1. THE COMPANY
SafedoX, Inc. (the “Company”) was incorporated in the State of Wyoming on May 2, 2011. Effective May 3, 2011, pursuant to an agreement and plan of merger, the Company acquired 100% of the common stock of its predecessor company, mind3power, Inc., a California corporation (“M3P”) incorporated on January 4, 2011 (“Inception”), in a combination that has been accounted for as a reorganization, by issuing 21,100,000 shares of Company common stock. M3P and SafedoX were both companies under the common control of the founding shareholders at their inception and at the time of the merger, thus these financial statements include the operations of both SafedoX and its predecessor company, M3P, from the date of Inception through July 31, 2011.

The Company’s focus is on the development and commercial exploitation of its computer security software products. To date, the Company has instituted the first phase of its business plan, whereby it intends to obtain at least 100,000 subscribers to its security software products.

Liquidity and Management Plans
At July 31, 2011, the Company had cash and cash equivalents of $339,183, working capital of $301,038 and an accumulated deficit of $360,504. While continuing the development of its business in an aggressive manner, management has taken several actions to ensure that the Company will have sufficient cash for its working capital needs, including minimization of discretionary expenditures and maintenance of no debt liabilities. Management believes that these actions will enable the Company to meet its working capital needs through at least March 31, 2012.

Should the Company require additional funds in order to sustain its operations, the Company believes it will be able to secure the financing, in the form of debt, equity or a combination thereof, as may be necessary to achieve its objectives. The Company does not have a current commitment for an equity investment or a loan in any amount.

Going Concern
The Company has incurred losses totaling $360,504 from its Inception through July 31, 2011, and believes it has sufficient working capital to carry it through to March 31, 2012, or beyond. Because of these conditions, the Company will require additional working capital to continue operations and develop its business beyond March 2012. The Company intends to begin generating sales revenue and to raise additional working capital either through private placements, public offerings and/or bank financing as necessary by that time.

There are no assurances that the Company will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements in the future. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, that such will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations or execute its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Development Stage Company
Through July 31, 2011, the Company had not generated revenue since Inception. The accompanying financial statements have, therefore, been prepared using the accounting format prescribed for a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of amounts of revenues and expenses during the reported period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Fiscal Year End
The Company elected July 31 as its fiscal year ending date.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.
Revenue Recognition
The Company derives its revenue from sales of its computer software products. Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred and services have been rendered, the sales price is determinable and collectability is reasonably assured. Sales are recorded net of discounts, rebates and returns.

Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of the Company’s equipment is three years. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to operations. Repairs and maintenance and minor replacements are charged to expense as incurred.

Long-lived Assets
Long-lived assets consist of computer software, including source codes, know-how, trade names, trademarks and brand names. Purchased trademarks are initially measured based on their fair values. Trademarks include purchased trademarks, brand names, logos or other recognizable symbols associated with the Company's products. Trademarks are not amortized because they have indefinite lives. Assets determined to have indefinite lives are no longer amortized, but are tested for impairment on an annual basis. The carrying amount of long-lived assets not subject to amortization is $-0- as of July 31, 2011.

The Company evaluates the recoverability of identifiable long-lived assets annually or whenever events or changes in circumstances indicate that a long-lived asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. If the sum of the expected future net cash flows are less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the period from Inception through July 31, 2011, the Company recorded no impairment losses related to a long-lived asset.

Fair Value of Financial Instruments
The fair value of the Company’s financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). The fair value hierarchy that prioritizes the use of inputs used in valuation techniques is as follows:

Level 1:	quoted prices in active markets for identical assets and liabilities;
Level 2:
observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data; and

Level 3:	unobservable inputs reflecting management’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts payable and accrued expenses, approximate their fair values due to their short maturities.

Equity Instruments Issued to Parties Other than Employees for Acquiring Goods or Services
All transactions in which goods or services are received in exchange for the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete, the date on which it is probable that performance will occur or the date of issuance of the equity instrument.

Provision for Income Taxes
The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the asset or liability is expected to be realized or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain. The Company regularly assesses uncertain tax positions in each of the tax jurisdictions in which it has operations and accounts for the related financial statement implications. Unrecognized tax benefits are reported using the two-step approach under which tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained and the amount of the tax benefit recognized is equal to the largest tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement of the tax position. Determining the appropriate level of unrecognized tax benefits requires the Company to exercise judgment regarding the uncertain application of tax law. The amount of unrecognized tax benefits is adjusted when information becomes available or when an event occurs indicating a change is appropriate. The Company includes interest and penalties related to its uncertain tax positions as part of income tax expense, if any.

The Company files U.S. federal and U.S. state tax returns. The Company is generally no longer subject to tax examinations relating to federal and state tax returns for years prior to 2007.
Net Income (Loss) per Common Share
The Company is required to provide basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. At July 31, 2011, there were potentially dilutive securities outstanding consisting of warrants convertible into 3,057,520 shares of common stock. Common Stock equivalents at July 31, 2011, were considered but were not included in the computation of loss per share because they would have been anti-dilutive.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
Subsequent Events
The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such balance sheet dates, for possible adjustment to such financial statements or other disclosure. The Company has evaluated subsequent events through the date on which the Company’s financial statements are electronically prepared for filing.

Recently Issued Accounting Pronouncements
In September 2011, the FASB issued ASU 2011-08, Intangibles—Goodwill and Other (Topic 350) which provides guidance on financial accounting and reporting related to goodwill and other intangibles, other than the accounting at acquisition for goodwill and other intangibles acquired in a business combination or an acquisition by a not-for-profit. The guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. However, the Company early adopted the guidance for fiscal year 2011 and implementation did not have a material impact on its financial statements.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This guidance amends the disclosure requirements related to recurring and nonrecurring fair value measurements and requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company's 2011 fiscal year, and its implementation had no material affect on the Company's financial statements.

In July 2010, the FASB issued ASU 2010-20, Receivables (Topic 310), which provides guidance to enhance disclosures about the credit quality of a creditor's financing receivables and the adequacy of its allowance for credit loses. The guidance became effective for fiscal year 2011 and its implementations had no material affect on the Company's financial statements or footnotes.

NOTE 3. RELATED-PARTY TRANSACTIONS
Employment Agreements
The Company has entered into employment agreements with both of its officers. Each of these employment agreements has an initial term of five years, with a renewal term of three years, and pays the officer an annual salary is $240,000. Until such time as the Company possesses adequate capital with which to pay these officers’ salaries, their salaries will accrue; provided, however, that, until the Company shall have earned gross revenues in excess of $50,000 for a calendar month, a maximum of $5,000 of each such officer’s monthly salary as is unpaid shall be accrued, and that, upon the Company’s earning such level of monthly gross revenues, up to $20,000 in unpaid monthly salary may be accrued each month. At July 31, 2011, a total of $33,714 in salary had been accrued under the employment agreements of these officers. Further, as a signing bonus, each officer was paid $50,000 in cash and was issued (1) 500,000 warrants to purchase a like number of shares of Company common stock at an exercise price of $1.00 per share and (2) 500,000 warrants to purchase a like number of shares of Company common stock at an exercise price of $2.00 per share.

Acquisition Transaction Relating to M3P
Effective May 3, 2011, pursuant to an agreement and plan of merger, the Company acquired 100% of the common stock of its predecessor company, mind3power, Inc. (M3P), incorporated on January 4, 2011 (Inception), in a combination that has been accounted for as a reorganization. In this reorganization, the Company issued a total of 21,100,000 shares of the its common stock to the Company’s officers and directors, who were the only shareholders of M3P. M3P and SafedoX were both companies under the common control of the founding shareholders at their inception and at the time of the merger, thus these financial statements include the operations of both SafedoX and its predecessor, M3P, from the date of Inception through July 31, 2011.

In determining the number of shares of Company common stock to be issued in the M3P acquisition transaction, the Company’s board of directors did not employ any standard valuation formula or any other standard measure of value.

NOTE 4. INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes at July 31, 2011, is as follows:

Deferred tax assets (liabilities):
Depreciable assets	$ (389)
Net operating loss carryforwards	70,468
Total net deferred tax assets	70,079
Less valuation allowance	(70,079)
Deferred tax assets (liabilities)	$ ---
The Company has established a valuation allowance equal to the total gross deferred tax asset due to uncertainties regarding the realization of deferred tax assets based on the Company’s lack of earnings history. The valuation allowance increased by $70,079 during the period from Inception through July 31, 2011, primarily as a result of changes in net operating loss.

The Company does not foresee recognition of any tax benefits within the next twelve months. The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of income tax expense. As of July 31, 2011, the Company has no accrued interest or penalties.

The Company’s provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

Tax at U.S. statutory rate of 34%	$(122,571)
Permanent differences and other	52,492
Change in valuation allowance	70,079
Income tax provision (benefit)	$ ---
As of July 31, 2011, the Company had federal net operating loss carryforwards of approximately $201,000, which will expire in varying amounts beginning in 2031, if not utilized. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards which can be used in future years.

NOTE 5. CAPITAL STOCK
The holders of the Company’s common stock currently have (i) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, prescriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The Company’s Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Common Stock Issued at Inception of M3P
At Inception, the Company’s predecessor company, M3P, issued a total of 2,600 shares of common stock, 1,300 shares each to Manoj Patel and James F. Lay, with a determined total value of $10,000.
Common Stock Issued in Acquisition of M3P
Effective May 3, 2011, pursuant to an agreement and plan of merger, the Company acquired 100% of the common stock of its predecessor company, mind3power, Inc. (M3P), in a combination that has been accounted for as a reorganization. In this reorganization, the previously issued shares of M3P were cancelled and exchanged for 21,100,000 shares of the Company’s common stock in acquiring all of the outstanding common stock of M3P.

Common Stock Issued in Payment of Indebtedness
During the period from Inception through July 31, 2011, the Company issued 900,000 shares of its common stock in payment of indebtedness in the amount of $300.
Common Stock Issued for Services
During the period from Inception through July 31, 2011, the Company issued a total of 4,000,000 shares of its common stock for services to third-party consultants for services, resulting in $6,000 in non-cash compensation expense included in consulting fees and $5,000 included in professional and legal expenses in the accompanying statement of operations. The value of the transactions was determined based on value of shares of common stock issued as determined by the board of directors. As there are no performance commitments or penalties for non-performance, the Company recorded the expense at the date of issuance.

Common Stock Issued for Cash
During the period from Inception through July 31, 2011, the Company issued a total of 1,637,600 shares of its common stock for cash in the total amount of $491,280.
NOTE 6. WARRANTS TO PURCHASE COMMON STOCK
Outstanding Stock Warrants
In May 2011, the Company issued stock warrants to two related-parties, its officers and directors. These persons were each issued 1,000,000 warrants (500,000 warrants with an exercise price of $1.00 per share and 500,000 warrants with an exercise price of $2.00 per share) as part of a signing bonus under their respective employment agreements. All of these warrants expire in May 2013 and are fully vested and exercisable at July 31, 2011.

Also in May 2011, the Company issued stock warrants to four third-party consultants. These consultants were each issued 200,000 warrants (100,000 warrants with an exercise price of $1.00 per share and 100,000 warrants with an exercise price of $2.00 per share) in partial payment of consulting services under their respective consulting agreements. All of these warrants expire in May 2013 and are fully vested and exercisable at July 31, 2011.

During the period from Inception through July 31, 2011, a total of 3,057,520 warrants were issued to purchasers of Company common stock. Of these warrants, 1,528,760 (1,000,000 of which are owned by officers and directors and 800,000 of which are owned by third-party consultants) allow the warrant holders to purchase a like number of shares of Company common stock at a price of $1.00 per share and 1,528,760 (1,000,000 of which are owned by officers and directors and 800,000 of which are owned by third-party consultants) allow the warrant holders to purchase a like number of shares of Company common stock at a price of $2.00 per share. All of these warrants expire in June 2013 and are fully vested and exercisable at July 31, 2011.

A summary of the status and changes of the warrants issued during the period from Inception through July 31, 2011, are as follows:
Shares	Weighted Average Exercise Price
Outstanding at beginning of period	-0-	$ -0-
Issued	3,057,520	$1.50
Outstanding at end of period	3,057,520	$1.50
Exercisable at end of period	3,057,520	$1.50
A summary of the status of the warrants outstanding at July 31, 2011, is presented below:
Warrants Outstanding	Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 $2.00	1,528,760 1,528,760	2 years 2 years	$1.00 $2.00	1,528,760 1,528,760	$1.00 $2.00
At July 31, 2011, vested warrants of 3,057,520 had an aggregate intrinsic value of $0.
The fair value of each of the Company’s stock warrants is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. Expected volatility is based on an average of historical volatility of the Company’s common stock. The risk-free interest rate for periods within the contractual life of the stock warrant award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award. The Company uses historical data to estimate forfeitures within its valuation model.

The significant weighted average assumptions relating to the valuation of the Company’s options for the period ended July 31, 2011, were as follows:
2011
Grant price	$ 0.30
Strike price	$1.00 to $2.00
Dividend yield	0%
Expected life	2 years
Expected volatility	100%
Risk-free interest rate (2 YR U.S. Treasury)	0.45% to 0.61%
NOTE 7. EARNINGS (LOSS) PER SHARE
The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding under the treasury method and the average market price per share during the year. Common stock equivalents at July 31, 2011, consisted of 3,057,520 in warrants. Common stock equivalents at July 31, 2011, were considered but were not included in the computation of loss per share at July 31, 2011, because they would have been anti-dilutive.

Net Loss (Numerator)	Shares (Denominator)	Per-Share Amount
Earnings for the period from Inception through July 31, 2011:
Basic EPS
Net loss to common shareholders	$(360,504)	27,637,600	$(0.01)
NOTE 8. LEASE COMMITMENTS
At July 31, 2011, the Company leased its operating facilities in Riverside, California under a month-to-month operating lease. Lease expense was $1,700 for the period from Inception through July 31, 2011. The total amount of base lease payments is being charged to expense on the straight-line method over the term of the lease.

Subsequent to July 31, 2011, in August 2011, the Company entered into a lease for its corporate office located in Riverside, California. This lease expires in July 2012, and requires monthly rental payments of $1,140 per month. The Company has no future minimum rental commitments beyond July 2012.

NOTE 9. SUBSEQUENT EVENTS
Common Stock Issued for Services
Subsequent to July 31, 2011, the Company has issued a total of 406,000 shares of its common stock to third-party consultants for services, which shares were valued at $126,800 for financial reporting purposes.

Common Stock Issued for Cash
Subsequent to July 31, 2011, the Company has issued a total of 243,000 shares of its common stock for cash in the total amount of $243,000.
Common Stock Issued for Finder’s Fees
Subsequent to July 31, 2011, the Company has issued a total of 10,376 shares of its common stock in payment of finder’s fee, which shares were valued at $31,128 for financial reporting purposes.
Radio Advertising Commitment
Subsequent to July 31, 2011, in October 2011, the Company entered into a radio advertising contract with a radio station located in Southern California. This advertising contract commits the Company to a total of approximately $800,000 in radio advertisement purchases beginning in November 2011 and continuing through April 2012.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

              The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.
SEC Registration Fee Blue Sky Fees and Expenses * Audit Fees and Expenses Legal Fees and Expenses Miscellaneous Expenses *	$ 1,026.67 750.00 9,000.00 9,000.00 1,000.00
* Estimate.	TOTAL *	$20,776.67

Item 14. Indemnification of Directors and Officers.

              Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

              Relevant Wyoming statutory provisions are as follows:

Section 17-16-851 of the Wyoming Business Corporation Act (WBCA) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if, among other factors: (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification must be authorized by directors, special legal counsel or shareholders as provided in Section 17-16-855.

Unless ordered by a court under WBCA Section 17-16-854(a)(iii), a corporation may not indemnify a director under Section 17-16-851: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct as set forth in the preceding paragraph; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

Pursuant to Section 17-16-852 of the WBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection therewith.

Pursuant to Section 17-16-853 of the WBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding because he is a director, if he delivers to the corporation: (i) a written affirmation of his good faith belief that he has met the standard of conduct described in WBCA Section 17-16-851; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 17-16-852 (above) and it is determined that he has not met the standard of conduct described in WBCA Section 17-16-851.

Section 17-16-854 of the WBCA provides for a director who is a party to a proceeding because he is a director to apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. If the court determines that the director is entitled to indemnification or advance for expenses, it may also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses.

Section 17-16-856 of the WBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation: (i) to the same extent as a director; and (ii) if he is an officer but not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: receipt by him of a financial benefit to which he is not entitled; an intentional infliction of harm on the corporation or the shareholders; or (C) an intentional violation of criminal law; and (iii) a corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, Bylaws, general or specific action of its board of directors or contract. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 17-16-852 of the WBCA, and may apply to a court under Section 17-16-854 of the WBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

              We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

              1. (a) Securities Sold. On May 2, 2011, 21,100,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Manoj Patel (10,550,000 shares) and James F. Lay (10,550,000 shares); (c) Consideration. Such shares of common stock were issued in a merger transaction in exchange for shares of the target corporation; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              2. (a) Securities Sold. On May 2, 2011, 1,000,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Manoj Patel (500,000 warrants) and James F. Lay (500,000 warrants); (c) Consideration. Such common stock purchase warrants were issued as bonuses under employment agreements; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              3. (a) Securities Sold. On May 2, 2011, 1,000,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Manoj Patel (500,000 warrants) and James F. Lay (500,000 warrants); (c) Consideration. Such common stock purchase warrants were issued as bonuses under employment agreements; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              4. (a) Securities Sold. May 2, 2011, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Vern C. Moter; (c) Consideration. Such shares of common stock were issued in payment of $2,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              5. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Vern C. Moter; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              6. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Vern C. Moter; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              7. (a) Securities Sold. May 2, 2011, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Marshall Sylver; (c) Consideration. Such shares of common stock were issued in payment of $2,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              8. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Marshall Sylver; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              9. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Marshall Sylver; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              10. (a) Securities Sold. May 2, 2011, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to David Loflin; (c) Consideration. Such shares of common stock were issued in payment of $2,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              11. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to David Loflin; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              12. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to David Loflin; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              13. (a) Securities Sold. May 2, 2011, 1,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Newlan & Newlan, Ltd.; (c) Consideration. Such shares of common stock were issued in payment of $5,000 in legal services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              14. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Newlan & Newlan, Ltd.; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              15. (a) Securities Sold. On May 2, 2011, 100,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Newlan & Newlan, Ltd.; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until May 1, 2013.

              16. (a) Securities Sold. May 2, 2011, 900,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to MWW Partners, LLC; (c) Consideration. Such shares of common stock were issued in payment of a $300 loan; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              17. (a) Securities Sold. In May 2011, 350,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to nine persons; (c) Consideration. Such shares of common stock were issued for a total of $105,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers were sophisticated investors capable of evaluating an investment in our company.

              18. (a) Securities Sold. In June 2011, 1,287,600 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to seven persons; (c) Consideration. Such shares of common stock were issued for a total of $386,280 in cash, or $.30 per share; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers were sophisticated investors capable of evaluating an investment in our company.

              19. (a) Securities Sold. In June 2011, 128,760 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to seven persons; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers were sophisticated investors capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $1.00 per share. All of the common stock purchase warrants are exercisable until June 29, 2013.

              20. (a) Securities Sold. In June 2011, 128,760 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to seven persons; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers were sophisticated investors capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $2.00 per share. All of the common stock purchase warrants are exercisable until June 29, 2013.

              21. (a) Securities Sold. In August 2011, 25,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Daffron Marketing; (c) Consideration. Such shares of common stock were issued in payment of $7,500 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              22. (a) Securities Sold. In August 2011, 10,000 shares of common stock, and, in October 2011, 100,000 shares of common stock, were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Justin Beauchane; (c) Consideration. Such shares of common stock were issued in payment of a total of $33,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              23. (a) Securities Sold. In August 2011, 10,376 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Justin Beauchane (7,876 shares) and John King (2,500 shares); (c) Consideration. Such shares of common stock were issued as finder’s fee and were valued at $31,128, in the aggregate; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              24. (a) Securities Sold. In September 2011, 143,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to four persons; (c) Consideration. Such shares of common stock were issued for a total of $143,000 in cash, or $1.00 per share; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers were sophisticated investors capable of evaluating an investment in our company.

              25. (a) Securities Sold. In September 2011, 21,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Ryan Rafferty; (c) Consideration. Such shares of common stock were issued in payment of $6,300 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              26. (a) Securities Sold. In October 2011, 100,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Jim Belanger; (c) Consideration. Such shares of common stock were issued in payment of $30,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              27. (a) Securities Sold. In October 2011, 150,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to William R. Lay; (c) Consideration. Such shares of common stock were issued in payment of $50,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              28. (a) Securities Sold. In November 2011, 100,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Daniel S. Jacoby V; (c) Consideration. Such shares of common stock were issued in payment of $30,000 in consulting services; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

              29. (a) Securities Sold. In November 2011, 100,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Gumption Enterprises; (c) Consideration. Such shares of common stock were issued for $100,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

Item 16. Exhibits.

              The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Exhibit #	Description
2.1 @	Plan and Agreement of Merger between SafedoX, Inc. and mind3power, Inc.
3.1 @	Articles of Incorporation of SafedoX, Inc.
3.2 @	Articles of Merger of SafedoX, Inc.
3.3 @	Bylaws of SafedoX, Inc.
3.4 *	Articles of Incorporation of mind3power, Inc.
4.1 @	Specimen Common Stock Certificate.
4.2 @	Common Stock Purchase Warrant ($1.00) issued to Manoj Patel.
4.3 @	Common Stock Purchase Warrant ($2.00) issued to Manoj Patel.
4.4 @	Common Stock Purchase Warrant ($1.00) issued to James F. Lay.
4.5 @	Common Stock Purchase Warrant ($2.00) issued to James F. Lay.
4.6 @	Common Stock Purchase Warrant ($1.00) issued to Vern C. Moter.
4.7 @	Common Stock Purchase Warrant ($2.00) issued to Vern C. Moter.
4.8 @	Common Stock Purchase Warrant ($1.00) issued to Marshall Sylver.
4.9 @	Common Stock Purchase Warrant ($2.00) issued to Marshall Sylver.
4.10 @	Common Stock Purchase Warrant ($1.00) issued to David Loflin.
4.11 @	Common Stock Purchase Warrant ($2.00) issued to David Loflin.
4.12 @	Common Stock Purchase Warrant ($1.00) issued to Newlan & Newlan, Ltd.
4.13 @	Common Stock Purchase Warrant ($2.00) issued to Newlan & Newlan, Ltd.
4.14 @	Common Stock Purchase Warrant ($1.00) issued to Global Interactive Network Services, Inc.
4.15 @	Common Stock Purchase Warrant ($2.00) issued to Global Interactive Network Services, Inc.
4.16 @	Common Stock Purchase Warrant ($1.00) issued to Gerald Harms.
4.17 @	Common Stock Purchase Warrant ($2.00) issued to Gerald Harms.
4.18 @	Common Stock Purchase Warrant ($1.00) issued to IAM&W Services, LLC.
4.19 @	Common Stock Purchase Warrant ($2.00) issued to IAM&W Services, LLC.
4.20 @	Common Stock Purchase Warrant ($1.00) issued to JATN Family Limited Partnership.
4.21 @	Common Stock Purchase Warrant ($2.00) issued to JATN Family Limited Partnership.
4.22 @	Common Stock Purchase Warrant ($1.00) issued to James Parker.
4.23 @	Common Stock Purchase Warrant ($2.00) issued to James Parker.
4.24 @	Common Stock Purchase Warrant ($1.00) issued to Galene J. Smith and Donald A. Smith.
Exhibit #	Description
4.25 @	Common Stock Purchase Warrant ($2.00) issued to Galene J. Smith and Donald A. Smith.
4.26 @	Common Stock Purchase Warrant ($1.00) issued to Larry Thomas.
4.27 @	Common Stock Purchase Warrant ($2.00) issued to Larry Thomas.
5.1 @	Opinion of Newlan & Newlan, Ltd. re: legality of the securities being registered.
10.1 @	Employment Agreement between SafedoX, Inc. and Manoj Patel.
10.2 @	Employment Agreement between SafedoX, Inc. and James F. Lay.
10.3 @	Indemnity Agreement between SafedoX, Inc. and Manoj Patel.
10.4 @	Indemnity Agreement between SafedoX, Inc. and James F. Lay.
10.5 @	Confidentiality Agreement between SafedoX, Inc. and Manoj Patel.
10.6 @	Confidentiality Agreement between SafedoX, Inc. and James F. Lay.
10.7 @	Consulting Agreement between SafedoX, Inc. and Vern C. Moter.
10.8 @	Consulting Agreement between SafedoX, Inc. and Marshall Sylver.
10.9 @	Consulting Agreement between SafedoX. Inc. and David Loflin.
10.10 @	Memorandum of Legal Services between SafedoX, Inc. and Newlan & Newlan, Ltd.
10.11 @	Stock Purchase Agreement between SafedoX, Inc. and New Beginnings Life Center, LLC, d/b/a Imperial Heights.
10.12 @	Stock Purchase Agreement between SafedoX, Inc. and New Beginnings Life Center, LLC, d/b/a Imperial Heights.
10.13 @	Stock Purchase Agreement between SafedoX, Inc. and Dawn E. Graeff.
10.14 @	Stock Purchase Agreement between SafedoX, Inc. and Hasmukh S. Patel.
10.15 @	Stock Purchase Agreement between SafedoX, Inc. and Bharatkumar D. Patel.
10.16 @	Stock Purchase Agreement between SafedoX, Inc. and Mahesh S. Patel.
10.17 @	Stock Purchase Agreement between SafedoX, Inc. and Jack Domet and Angela Domet.
10.18 @	Stock Purchase Agreement between SafedoX, Inc. and Leala M. Anajafi.
10.19 @	Stock Purchase Agreement between SafedoX, Inc. and Matthew S. Quesada.
10.20 @	Stock Purchase Agreement between SafedoX, Inc. and Mukesh S. Patel.
10.21 @	Stock Purchase Agreement between SafedoX, Inc. and Nick Cernohous.
10.22 @	Stock Purchase Agreement between SafedoX, Inc. and Cyril C. Cernohous.
10.23 @	Stock Purchase Agreement between SafedoX, Inc. and Tom Powell and Susan Powell.
10.24 @	Stock Purchase Agreement between SafedoX, Inc. and Eric Wackwitz.
10.25 @	Consulting Agreement between SafedoX, Inc. and Ryan Rafferty.
10.26 @	Consulting Agreement between SafedoX, Inc, and Jim Belanger.
10.27 @	Consulting Agreement between SafedoX, Inc. and William R. Lay.
10.28 @	Consulting Agreement between SafedoX, Inc. and Justin Beauchane.
Exhibit #	Description
10.29 @	Consulting Agreement between SafedoX, Inc. and Daniel S. Jacoby V.
10.30 @	Stock Purchase Agreement between SafedoX, Inc. and Gumption Enterprises.
23.1 *	Auditor Consent.
23.2 @	Consent of Newlan & Newlan, Ltd. (included in Exhibit 5.1).
@ Filed previously.
* Filed herewith.

Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes to:
(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.
(2)
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.
(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	(1)
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on the 20th day of December, 2011.
SAFEDOX, INC.
By:	/s/ MANOJ PATEL
Manoj Patel, President (Principal Executive Officer)

              In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.
Signature	Title(s)	Date

/s/ MANOJ PATEL	December 20, 2011
Manoj Patel	President (Principal Executive Officer), Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ JAMES F. LAY	December 20, 2011
James F. Lay	Executive Vice President, Secretary, Treasurer and Director